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                                                                   EXHIBIT 10.31

                                PROMISSORY NOTE

$__________                                                       ________, 2001
                                                       _____________, Washington


     FOR VALUE RECEIVED, _____________ ("Maker"), promises to pay to ZymoGenetics, Inc. ("Payee"), the principal sum of _____________ ($________), together with interest on the principal balance as provided below.

     1.  Payments; Maturity Date.  All outstanding principal shall be payable in
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full on the three-year anniversary of this Note (the "Maturity Date").  Accrued interest shall be payable annually on each one-year anniversary of this Note until the Maturity Date. All payments shall be made by cash or check in immediately available funds to Payee at its principal executive offices, or at such other place as Payee may designate to Maker from time to time in writing. If any payment on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Washington. Payments shall first be applied to accrued interest and then to principal.

     2.  Interest.  Interest shall accrue on the original principal balance at
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the Applicable Federal Rate from the date hereof until the Maturity Date.
Interest shall be calculated on the basis of a 365/366-day year, as applicable, and charged for the actual number of days elapsed. All interest payments shall be nonrefundable and nonprepayable.

     3.  Rights of Maker.  Maker shall be entitled to exercise any and all
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voting and other consensual rights pertaining to the Pledged Shares (as defined below); provided, however, that Maker may not make any sale, assignment or transfer of any kind or nature of the Pledged Shares or any interest therein prior to the payment in full of all principal and accrued interest hereunder. Any purported sale, assignment to transfer prior to payment in full of all principal and accrued interest hereunder shall be null and void and shall have no force and effect and Payee shall have no obligation to effect such sale, assignment or transfer in the stock records of Payee.

     4.  Limited Personal Recourse.  Maker's personal liability for payment of
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the obligations evidenced hereby and under the Pledge and Security Agreement of even date herewith shall be limited to (a) 50% of the original principal balance of the Note, (b) 100% of the accrued interest under the Note and (c) costs, including attorneys' fees, due under the Note (collectively, the "Personal Liability Amount"). Maker will in no event be personally liable to Payee hereunder or under the Pledge and Security Agreement for any amount greater than the Personal Liability Amount. The fair market value of any Pledged Shares (as defined below) used to satisfy Maker's payment obligations under the Note and under the Pledge and Security Agreement shall be credited against Payee's Personal Liability Amount. The limitation on Maker's personal liability for payment set forth herein shall not in any way limit Payee's rights under the pledge provisions of Section 5 hereof.

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     Maker agrees to pay all costs of collection, including reasonable attorneys' fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise) to the extent provided in the preceding paragraph.

     5.  Pledge.  Maker hereby pledges to Payee, and grants to Payee a security
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interest in, the shares of Common Stock issued pursuant to the terms of the Note and any security or other property issued or issuable as a dividend or other distribution with respect to, in exchange for or in replacement of the shares of Common Stock referenced above and any certificates or other instruments representing such shares (collectively, the "Pledged Shares"). The Pledged Shares are security for the prompt payment of all amounts payable under this Note (without regard to Maker's personal liability therefor). All certificates
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or instruments representing the Pledged Shares shall be held by Payee together with a stock power in appropriate form executed in blank by Maker.

     6.  Prepayment.  Principal amounts due under this Note may be prepaid at
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any time without penalty; provided, however, that interest shall continue to accrue on the entire principal hereunder (regardless of any prepayment) and to be payable as provided in Sections 1 and 2 above. In the event of such prepayment of principal, Payee shall retain, as security for the payment of all interest due hereunder, 25% of the Pledged Shares.

     7.  Events of Acceleration of Principal Payments.  The entire unpaid
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principal sum under this Note shall become immediately due and payable if

     (a) Maker's employment, consulting or service relationship with the Company or a Related Corporation terminates voluntarily or involuntarily for any reason prior to payment in full of this Note;

     (b) Maker fails to pay when due the principal balance and the continuation of such default for more than 30 days;

     (c) Maker becomes insolvent, begins an act of bankruptcy, executes a general assignment for the benefit of creditors, or files a petition in bankruptcy or a petition for relief (or such petition is filed against Maker) under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and such petition continues without dismissal for a period of 90 days or more; or

     (d) Maker breaches any terms of the Pledge and Security Agreement securing this Note or any obligation secured thereby.

     Interest payments shall continue to accrue on the entire principal hereunder (regardless of any acceleration of principal payments) and to be payable as provided in Sections 1 and 2 above.

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     8.  Notices.  All notices required by this Note shall be in writing and
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shall be deemed delivered (a) if delivered personally, when delivered, (b) if given by U.S. mail (certified and return-receipt requested), five business days after being mailed, and (c) if given by nationally recognized overnight courier, when received or personally delivered, addressed as follows:

     if to Maker to:  _________________
                      _________________
                      _________________

     if to Payee to:  ZymoGenetics, Inc.
                      1201 Eastlake Avenue East
                      Seattle, Washington 98102
                      Attention:  _____________

or to such other address as a party may from time to time designate in writing.


     9.  Governing Law.  This Note shall be governed by and construed and
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enforced in accordance with the laws of the State of Washington applicable to contracts made and to be wholly performed within Washington by persons domiciled in Washington, without reference to rules governing conflicts of law.

     10. Successors/Assignment.  This Note shall be binding upon Maker and its
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permitted successors and assigns and shall inure to the benefit of Payee and its successors and assigns. This Note shall not be assignable by Maker without Payee's prior written consent.

     IN WITNESS WHEREOF, the undersigned has duly executed this PROMISSORY NOTE as of the date first above written.

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.



                                                ________________________________
                                                Signature

                                                ________________________________
                                                Printed Name



SCHEDULE A

Name                                               Amount
Bruce L.A. Carter                                  $400,000
James A. Johnson                                   $150,000
Patrick J. O'Hara                                  $ 25,000

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